Exhibit 2.3

                                                                  Execution Copy

      STOCKHOLDER VOTING AGREEMENT, dated as of September 1, 2004 (this "Agreement"), among LeCroy Corporation, a Delaware corporation ("Parent"), Cobalt Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and the stockholder of Computer Access Technology Corporation, a Delaware corporation (the "Company"), set forth on the signature page of this Agreement ("Stockholder").

      WHEREAS, in order to induce Parent and Merger Subsidiary to enter into the Agreement and Plan of Merger dated as of the date hereof with the Company (the "Merger Agreement"), Parent and Merger Subsidiary have requested Stockholder, and Stockholder has agreed, to enter into this Agreement;

      WHEREAS, Stockholder, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

      WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

      NOW, THEREFORE, for good and valuable consideration and in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Subsidiary and Stockholder hereby agree as follows:

                                    ARTICLE I

                                VOTING AND PROXY

      SECTION 1.01 Voting. Stockholder agrees that from the date of this Agreement until the Expiration Date (as hereinafter defined), at any meeting of the stockholders of the Company, however called, or in any other circumstance in which the vote, consent or approval of the stockholders of the Company is sought, Stockholder shall, or shall cause the record holder(s) of the Subject Shares (as hereinafter defined), to, subject to Section 1.02 hereof, vote the Subject Shares (i) in favor of the Merger, the Merger Agreement and otherwise in favor of the transactions contemplated by the Merger Agreement as such Merger Agreement may be modified or amended from time to time and (ii) against any action or agreement that would impede, interfere with, delay, postpone, discourage or adversely affect the Merger, including, but not limited to, any agreement or arrangement related to a Competing Transaction. As used herein "Subject Shares" means any and all Shares currently beneficially owned (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement) and/or owned of record by Stockholder and any additional Shares with respect to which Stockholder becomes the beneficial and/or record owner after the date of this Agreement. Stockholder authorizes Parent, Merger Subsidiary and the Company to publish and disclose in the Company Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings under this Agreement.

      SECTION 1.02 Proxy. Stockholder hereby grants to Parent and Merger Subsidiary, and to each officer of Parent and Merger Subsidiary, a proxy to vote the Subject Shares as indicated in Section 1.01 hereof. Except as set forth in the last sentence of this Section 1.02, Stockholder intends this proxy to be, and this proxy is, irrevocable and coupled with an interest, and Stockholder will promptly take such further action or execute such other instruments as may be reasonably requested by Parent to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Stockholder with respect to the Subject Shares. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

      Stockholder represents and warrants to Parent and Merger Subsidiary as follows:

      SECTION 2.01 Valid Title. Stockholder is the record or beneficial owner of the Subject Shares set forth on the signature page hereto. Stockholder has good and marketable title to the Subject Shares set forth on the signature page hereto free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature.

      SECTION 2.02 Authority; Non-Contravention. Stockholder has the requisite power and authority or legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person) on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by Stockholder will not, require consent under, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of Stockholder's properties or assets under, any provision of applicable Law or of any agreement, judgment, injunction, order, decree or other instrument binding on Stockholder. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Authority is required by or with respect to Stockholder in connection with


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Stockholder's execution and delivery of this Agreement or the consummation by
Stockholder of the transactions contemplated by this Agreement, except for applicable requirements, if any, under the Exchange Act and the rules and regulations thereunder and state securities or "blue sky" laws.

      SECTION 2.03 Total Shares. As of the date hereof, the number of Shares set forth on the signature page hereto are the only Shares beneficially owned and/or owned of record by Stockholder on the date of this Agreement. Other than the Subject Shares and Company Options, if any, set forth on the signature page hereto, Stockholder does not own of record or beneficially any securities of or options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company. Stockholder has sole voting power and sole power of disposition with respect to all of the Subject Shares set forth on the signature page hereto, with no restrictions, subject to applicable federal securities laws, on Stockholder's rights of disposition pertaining thereto.

      SECTION 2.04 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Parent, Merger Subsidiary, the Company or any of their respective affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder other than as contemplated by the Merger Agreement.

      SECTION 2.05 No Other Proxy. None of the Subject Shares are subject to any voting agreement or trust or proxy on the date of this Agreement, except pursuant to this Agreement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

      Parent and Merger Subsidiary represent and warrant to Stockholder as follows:

      SECTION 3.01 Corporate Power and Authority. Parent and Merger Subsidiary each have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and constitutes a valid and binding obligation of each of Parent and Merger Subsidiary, respectively, enforceable against each of them in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.


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

                                   ARTICLE IV

                            COVENANTS OF STOCKHOLDER

      SECTION 4.01 Covenants of Stockholder. Stockholder covenants and agrees with and for the benefit of Parent and Merger Subsidiary as follows:

      (a) Except as expressly contemplated by the terms of this Agreement, Stockholder shall not:

            (i) until the Expiration Date, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares to any person, other than Parent or Merger Subsidiary; provided, however, that Stockholder may, solely for purposes of estate planning, transfer the Subject Shares to any person, provided such person shall have (A) executed a counterpart to this Agreement and (B) agreed to hold such Shares subject to the terms and conditions of this Agreement to the same extent as Stockholder. Any attempted transfer or other disposition in violation of this Section 4.01(a)(i) shall be null and void;

            (ii) until the Expiration Date, enter into, or otherwise subject the Subject Shares to, any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Subject Shares; or

            (iii) until the Expiration Date, take any other action that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated to be performed by Stockholder hereunder.

      (b) Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, and to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that Stockholder may have with respect to the Subject Shares. Stockholder agrees not to take or commence any action or proceeding challenging in any respect this Agreement, the Merger or any of the transactions contemplated hereby or thereby.

      (c) Until the Expiration Date, Stockholder shall not, and shall not permit or authorize any of its affiliates, agents or representatives to, directly or indirectly, take any actions prohibited by Section 6.05 of the Merger Agreement as if Stockholder were a party thereto; provided, however, that nothing herein shall prevent Stockholder or any of Stockholder's affiliates, agents or representatives from acting in its capacity as a director or officer of the Company, or taking any action in such capacity (including at the direction of the Company's Board of Directors), in each case as and to the extent permitted by the Merger Agreement. From and after the execution of this Agreement,


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Stockholder shall advise Parent orally (within (1) day) and in writing (as promptly as practicable) of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to a Competing Transaction.

      SECTION 4.02 Further Assurances. Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents, forms of proxy and other instruments as Parent or Merger Subsidiary may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Subject Shares as contemplated by
Section 1.03 hereof. Additionally, Stockholder shall make any filings with Governmental Authorities required in connection with the transactions contemplated by this Agreement, including any amendments to any Schedule 13-D or 13-G filed under the Exchange Act. Parent and Merger Subsidiary agree to use reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01 Representations. The representations and warranties made in this Agreement are made as of the date hereof and shall survive the execution hereof.

      SECTION 5.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.02):

      if to Parent or Merger Subsidiary:

            ____________________
            ____________________
            ____________________
            ____________________
            Facsimile: ______________


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

      with a copy (which shall not constitute notice) to:

            Roger D. Feldman, Esq.
            Fish & Richardson P.C.
            225 Franklin Street
            Boston, MA  02110
            Facsimile: (617) 542-8906

      if to Stockholder:

            __________________
            __________________
            __________________
            Facsimile:__________

      with a copy (which shall not constitute notice) to:

            Richard Scudellari, Esq.
            Morrison & Foerster LLP
            755 Page Mill Road
            Palo Alto, CA  94304-1018
            Facsimile: (650) 494-0792

      SECTION 5.03 Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.

      SECTION 5.04 Stop Transfer Restriction. In furtherance of this Agreement, Stockholder shall and hereby does authorize Parent's counsel to notify the Company's transfer agent that there is a stop transfer restriction with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares).

      SECTION 5.05 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 5.06 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect. Upon any determination by a court of competent jurisdiction that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as


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

to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

      SECTION 5.07 Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 5.08 Assignment. Except as provided herein, this Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Subsidiary may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

      SECTION 5.9 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      SECTION 5.10 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the City of Wilmington.

      SECTION 5.11 Consent to Jurisdiction.

      (a) EACH OF PARENT, MERGER SUBSIDIARY AND STOCKHOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF PARENT, MERGER SUBSIDIARY AND STOCKHOLDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY DELAWARE STATE OR FEDERAL COURT SITTING IN THE CITY OF WILMINGTON. EACH OF PARENT, MERGER SUBSIDIARY AND STOCKHOLDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN SUCH ACTION OR PROCEEDING IN SUCH FORUM. EACH OF PARENT, MERGER SUBSIDIARY AND STOCKHOLDER AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY


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

SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      (b) EACH OF PARENT, MERGER SUBSIDIARY AND STOCKHOLDER IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY. NOTHING IN THIS SECTION 5.11 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      SECTION 5.12 Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation". References to the "Company" include the Subsidiaries of the Company unless the context clearly requires otherwise. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to August __, 2004. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided, that in no event will Parent or Merger Subsidiary, on the one hand, or Stockholder, on the other, be considered an affiliate of the other such party(ies).

      SECTION 5.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 5.14 Termination. This Agreement shall automatically terminate on the Expiration Date. Upon the termination of this Agreement (other than a termination that results from the occurrence of the Effective Time), any purchase and sale of Subject Shares shall be reversed and there shall be no further liabilities or obligations hereunder, subject to Section 5.01 hereof. The term "Expiration Date" means the earliest of (x) the Effective Time, (y) the date, if any, on which the parties hereto shall, by mutual written consent, agree to terminate this Agreement or (z) the due termination by any party to the Merger Agreement (including the Company) of the Merger Agreement in accordance with its express terms.

      SECTION 5.15 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder's capacity as a record holder and beneficial owner of the Subject Shares; (b) nothing in this Agreement shall be construed to limit or


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affect any action or inaction by Stockholder or any agent or representative of
Stockholder, in either case serving on the Company's board of directors solely acting in such person's capacity as a director or fiduciary of the Company; and
(c) Stockholder shall have no liability to Parent, Merger Subsidiary or any of their respective affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder, or any agent or representative, as applicable, of Stockholder, in either case serving on the Company's board of directors solely acting in such person's capacity as a director or fiduciary of the Company.

                  [Remainder of page intentionally left blank.]


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      IN WITNESS WHEREOF, Parent, Merger Subsidiary and Stockholder have caused this Agreement to be executed as of the date first written above.

                                        LECROY CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        COBALT ACQUISITION CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        TZARNOTZKY GRANTOR RETAINED ANNUITY
                                        TRUST DATED 5/12/2004

                                        ________________________________________
                                        Peretz Tzarnotzky, Trustee

         Shares Owned:

Company Options Owned: